EXHIBIT 99.2

Cryoport Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Information

On May 14, 2019, Cryogene, Inc., a Texas corporation and a wholly owned subsidiary of Cryoport, Inc., a Nevada corporation (the “Company”), and CryoGene Partners, a Texas general partnership doing business as Cryogene Labs (“CryoGene”), entered into an Asset Purchase Agreement. The closing of the transaction contemplated in the Asset Purchase Agreement occurred simultaneously with the execution of the Asset Purchase Agreement on May 14, 2019. The Company paid consideration of $20.5 million in cash at closing. This amount is subject to a post-closing adjustment related to prepaid expenses and deferred revenue, as defined in the Asset Purchase Agreement.

The following unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements and CryoGene’s historical financial statements, as adjusted to give effect to the Company’s acquisition of CryoGene. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 gives effect to the transaction as if it had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 gives effect to the transaction as if it had occurred on December 31, 2018.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical consolidated financial statements which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the historical financial statements of CryoGene for the year ended December 31, 2018 which are included herein.

Cryoport Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2018

	Historical		Pro Forma		Pro Forma
	Cryoport	CryoGene	Adjustments	Notes	Combined
ASSETS
Current Assets:
Cash and cash equivalents	$37,327,125	$523,355	$(20,479,285)	(a)	$16,847,840
			(523,355)	(b)
Short-term investments	9,930,968	—	—		9,930,968
Accounts receivable, net of allowances	3,543,666	614,752	(614,752)	(b)	3,543,666
Inventories	220,514	—	—		220,514
Other current assets	752,269	19,656	—		771,925
Total current assets	51,774,542	1,157,763	(21,617,392)		31,314,913
Property and equipment, net	4,357,498	2,679,915	1,577,425	(c)	8,614,838
Intangible assets, net	137,220	—	5,280,000	(d)	5,417,220
Goodwill	—	—	10,962,660	(e)	10,962,660
Deposits	350,837	—	—		350,837
Total assets	$56,620,097	$3,837,678	$(3,797,307)		$56,660,468

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,709,397	$473,495	$(473,495)	(b)	$1,709,397
Accrued compensation and related expenses	1,262,478	111,003	(111,003)	(b)	1,262,478
Revolving line of credit	—	181,799	(181,799)	(b)	—
Note payable	—	107,261	(107,261)	(b)	—
Deferred revenue	66,315	290,371	—		356,686
Capital lease obligations	23,191	618,078	(618,078)	(b)	23,191
Total current liabilities	3,061,381	1,782,007	(1,491,636)		3,351,752

Convertible notes, net	14,711,580	—	—		14,711,580
Deferred rent liability, net	267,415	179,571	(179,571)	(b)	267,415
Capital lease obligations, net	33,156	720,708	(720,708)	(b)	33,156
Total liabilities	18,073,532	2,682,286	(2,391,915)		18,363,903

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized	30,319	—	—		30,319
Additional paid-in capital	179,501,577	—	—		179,501,577
Accumulated other comprehensive income	3,153	—	—		3,153
Retained earnings (accumulated deficit)	(140,988,484)	1,155,392	(1,405,392)	(f)	(141,238,484)
Total stockholders’ equity	38,546,565	1,155,392	(1,405,392)		38,296,565

Total liabilities and stockholders’ equity	$56,620,097	$3,837,678	$(3,797,307)		$56,660,468

See accompanying notes to the unaudited pro forma condensed combined financial information

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Cryoport Inc. and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

Year Ended December 31, 2018

	Historical		Pro Forma		Pro Forma
	Cryoport	CryoGene	Adjustments	Notes	Combined
Revenue	$19,626,453	$3,885,923	$—		$23,512,376
Cost of product sales	9,386,188	1,912,309	23,000	(g)	11,321,497
Gross margin	10,240,265	1,973,614	(23,000)		12,190,879

Operating expenses:
General and administrative	9,798,793	959,031	(55,081)	(h)	11,239,743
			537,000	(i)
Sales and marketing	7,245,644	76,051	—		7,321,695
Engineering and development	1,840,443	—	—		1,840,443
Total operating expenses	18,884,880	1,035,082	481,919		20,401,881

Income (loss) from operations	(8,644,615)	938,532	(504,919)		(8,211,002)

Interest expense	(69,253)	(119,144)	119,144	(j)	(69,253)
Warrant repricing expense	(899,410)	—	—		(899,410)
Other income	77,631	—	—		77,631
Total other income (expense), net	(891,032)	(119,144)	119,144		(891,032)

Income (loss) before provision for income taxes	(9,535,647)	819,388	(385,775)		(9,102,034)
Provision for income taxes	(19,954)	—	(23,063)	(k)	(43,017)
Net income (loss)	$(9,555,601)	$819,388	$(408,838)		$(9,145,051)

Net loss per share – basic and diluted	$(0.34)				$(0.32)
Weighted average common shares outstanding – basic and diluted	28,210,648				28,210,648

See accompanying notes to the unaudited pro forma condensed combined financial information

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Cryoport Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, “Business Combinations”. As the acquirer for accounting purposes, the Company has estimated the fair value of CryoGene’s assets acquired and liabilities assumed and conformed the accounting policies of CryoGene to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

2.	Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair value of CryoGene’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Total purchase consideration paid	$20,229,285

Purchase price allocation:
Other current assets	19,656
Property and equipment, net	4,257,340
Intangible assets	5,280,000
Deferred revenue	(290,371)
Total identifiable net assets	9,266,625

Goodwill	10,962,660

Net assets acquired	$20,229,285

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. Due to the recent completion of the acquisition, the determination of the purchase price and the allocation of the purchase price used in the pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the acquisition date) as we finalize the valuations of assets acquired and liabilities assumed, including but not limited to, other current assets, intangible assets, deferred revenue and the residual amount allocated to goodwill. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

3.	Pro Forma Adjustments

The pro forma adjustments included in the pro forma condensed combined information are as follows:

(a)	Represents the purchase consideration funded by existing cash, the purchase price adjustment based on the purchase price allocation as of the acquisition date as shown in Note 2, and the payment of estimated transaction costs. The following table summarizes the adjustments to this account:

Purchase consideration	$(20,500,000)
Purchase price adjustment (1)	270,715
Purchase consideration paid	(20,229,285)
Estimated transaction costs	(250,000)
Pro forma adjustment to cash	$(20,479,285)

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(1) The purchase price adjustment represents the excess of deferred revenue over other current assets which include prepaid expenses.

(b)	To record the exclusion of assets not acquired or liabilities not assumed in the acquisition.

(c)	Represents the adjustment in carrying value of CryoGene’s property and equipment from its recorded net book value to its preliminary estimated fair value. The estimated fair value is expected to be depreciated or amortized based on management’s estimates of the period over which the assets will be utilized to benefit the operations of the Company. The preliminary amounts assigned to property and equipment are as follows:

	Estimated Useful Life (1)	CryoGene Historical Carrying Amount	Fair Value Adjustment		Estimated Fair Value
	(in years)
Automobiles	7	$3,500	$33,500		$37,000
Furniture and fixtures	5	43,673	(36,873)		6,800
Machinery and equipment	8 - 15	6,157,901	(2,834,911)		3,322,990
Leasehold improvements	5	1,722,938	(838,048)		884,890
Computers and software	3	257,836	(252,176	)(2)	5,660
		8,185,848	(3,928,508)		4,257,340
		(5,505,933)	5,505,933		—
		$2,679,915	$1,577,425		$4,257,340

(1)	Represents the preliminary estimated useful life of assets acquired.

(2)	Excludes amounts related to software which were reflected as an acquired intangible asset.

The final determination of the fair value of the property and equipment, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of property and equipment and the purchase price allocation, which is expected to be finalized subsequent to the closing of the transaction but within the measurement period.

To estimate the fair value of CryoGene’s property and equipment, the Company hired a third-party appraiser.

(d)	Represents the preliminary estimated fair value of the intangible assets recognized upon the acquisition of CryoGene.

As part of the preliminary valuation analysis, the Company identified intangible assets, including customer relationships, trade name/trademark, non-complete agreements and technology.

The following table summarizes the preliminary fair value of intangible assets acquired at the date of acquisition and their estimated useful lives and amortization expense based on their respective useful lives:

	Estimated Fair Value	Estimated Useful Life	Amortization Method	Amortization Expense
		(in years)
Non-competition agreement	$390,000	5	Straight-line	$78,000
Technology	510,000	5	Straight-line	102,000
Customer relationships	3,900,000	12	Straight-line	325,000
Trade name/trademark	480,000	15	Straight-line	32,000
Total	$5,280,000			$537,000

(e)	Represents goodwill recorded with the acquisition of $11.0 million as shown in Note 2.

(f)	Represents the elimination of CryoGene’s historical partners’ capital and the estimated transaction costs. Details are listed below:

Elimination of CryoGene’s historical partners’ capital as of December 31, 2018	$(1,155,392)
Transaction costs paid in connection with the acquisition	(250,000)
Pro forma adjustment to accumulated deficit	$(1,405,392)

(g)	In conjunction with the acquisition accounting, the Company engaged a third party to appraise the fair value of the property and equipment. Pro forma depreciation has been estimated on a preliminary basis as follows:

Estimated depreciation expense for acquired property and equipment	$756,100
Less: historical CryoGene depreciation expense	(733,100)
Total pro forma adjustment to depreciation expense	$23,000

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(h)	Represents the elimination of $55,081 of acquisition related transaction costs that were incurred by the Company during the year ended December 31, 2018.

(i)	Represents the amortization of intangible assets acquired upon acquisition of CryoGene. Please refer to adjustment (d) for details.

(j)	Represents the elimination of interest expense related to CryoGene’s revolving line of credit, note payable, and capital lease obligations, which were not assumed in the acquisition.

(k)	Represents the income tax effect for unaudited pro forma combined statement of operations adjustments related to the transaction using statutory rates, less any applicable valuation allowances for the year ended December 31, 2018.

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